Exhibit 10.12

AMENDED AND RESTATED

HEALTHPLANET TECHNOLOGY LICENSE AGREEMENT

BETWEEN

UPMC

AND

EVOLENT HEALTH, INC.

EFFECTIVE FROM JUNE 27, 2013

Table of Contents

1.	DEFINITIONS	2

	1.1 Active Sales Process	2

	1.2 Affiliate	2

	1.3 Approved Entity	2

	1.4 Change of Control	2

	1.5 Confidential Information	2

	1.6 Continuity Clients	3

	1.7 Continuity IP	3

	1.8 Control	3

	1.9 Disclosing Party	3

	1.10 Evolent Clients	3

	1.11 Evolent Improvements	3

	1.12 Evolent Top Prospects	3

	1.13 Evolent Top Prospect List	4

	1.14 Expanded Entities	4

	1.15 Expanded Field of Use	4

	1.16 Expanded Territory	4

	1.17 Field of Use	4

	1.18 HealthPlaNet Technology	4

	1.19 Improvements	4

	1.20 Intellectual Property or IP	4

	1.21 Intellectual Property Rights	4

	1.22 Licensed IP	5

	1.23 Loss	5

	1.24 Permitted Users	5

	1.25 Person	5

	1.26 Pre-Existing IP	5

	1.27 Receiving Party	6

	1.28 Restricted Companies	6

i

	1.29 Restriction Period	6

	1.30 Restricted Products and Services	6

	1.31 SOW or Statement of Work	6

	1.32 Source Code	6

	1.33 Territory	6

	1.34 Territorial Restriction Period	7

	1.35 Trademarks	7

	1.36 UPMC Improvements	7

	1.37 UPMC IP	7

	1.38 UPMC Territory	7

2.	CONTRIBUTION OBLIGATIONS; ROYALTY-FREE LICENSES; ALLOCATION OF EQUITY	7

	2.1 Contribution of HealthPlaNet Technology License	7

	2.2 Royalty-Free Licenses; Allocation of Equity	7

3.	LICENSE GRANTS TO HEALTHPLANET TECHNOLOGY	7

	3.1 Licenses to HealthPlaNet Software	8

	3.1.1 HealthPlaNet License	8
	3.1.2 Expanded Non-Exclusive Licenses after the Restriction Period	8
	3.1.3 Non-Exclusive License to Provide Access to Permitted Users	8

	3.2 Non-Exclusive License Grant to Analytics Component	9

	3.3 Exceptions	9

	3.3.1 Additional Permitted Non-Exclusive Rights and Obligations	9
	3.3.2 Acquisition of Entity in UPMC Territory	11

	3.4 Other Restrictions and Covenants	11

	3.4.1 Use of Evolent Improvements	11
	3.4.2 No Disclosure of Source Code	11
	3.4.3 Notification of Unauthorized Access	12
	3.4.4 Open Source	12
	3.4.5 Use in UPMC Territory	12

	3.5 Reservation of Rights	12

	3.6 Designation of Relationship Managers	12

4.	DELIVERY OF SOURCE CODE; ROAD MAP; TRANSITION; ONGOING SUPPORT SERVICES	13

	4.1 Forking and Delivery of Source Code	13

	4.2 Service and Support Agreement	13

5.	EVOLENT CLIENTS AND EVOLENT TOP PROSPECTS	13

6.	OWNERSHIP OF INTELLECTUAL PROPERTY; CROSS-LICENSES; PROTECTION OF INTELLECTUAL PROPERTY RIGHTS	14

	6.1 Pre-Existing IP	14

	6.2 Improvements by Evolent	14

	6.3 UPMC Improvements	15

	6.4 License-Back	15

	6.4.1 License-Back to UPMC of Evolent Improvements	15
	6.4.2 License-Back to Evolent of UPMC Improvements	16

	6.5 Prosecution and Maintenance; Enforcement of Intellectual Property Rights	17

	6.5.1 Prosecution and Maintenance of IP	17
	6.5.2 Patent Claims	17
	6.5.3 Enforcement of Intellectual Property Rights against Third Parties	17

	6.6 IP Development and Continuity Agreements	17

	6.6.1 IP Development	17
	6.6.2 Continuity Agreements	18

7.	CONFIDENTIALITY	18

	7.1 Confidential Information	18

	7.2 Non Disclosure	18

	7.3 Residuals	19

	7.4 Injunctive Relief	19

8.	WARRANTIES	19

	8.1 Authority/No Conflict	19

	8.2 Product Performance	19

	8.3 Non-Infringement; No Third Party Software; No Encumbrances	19

	8.4 Compliance with Laws/Approvals	20

	8.5 Limitations of Warranty	20

9.	INDEMNIFICATION	20

	9.1 UPMC’s IP Indemnification	20

	9.2 Evolent’s IP Indemnification	20

	9.3 Exclusions from Obligation	21

	9.4 General Indemnification	21

	9.4.1 UPMC’s Indemnification	21
	9.4.2 Evolent’s Indemnification	21

	9.5 Indemnification Procedure	21

	9.5.1 Notice of Claim	21
	9.5.2 Process	22

10.	LIMITS OF LIABILITY	22

11.	TERMINATION	22

	11.1 Termination for Cause	22

	11.2 Survival	23

12.	ESCALATION; DISPUTE RESOLUTION	23

	12.1 First Level Performance Review	23

	12.2 Executive Level Performance Review	23

	12.3 Arbitration	23

	12.4 Continued Performance	25

	12.5 Equitable Relief	25

13.	MISCELLANEOUS PROVISION	25

	13.1 Good Faith and Mutual Agreement	25

	13.2 Independent Contractor	25

	13.3 Assignability	25

	13.4 Governing Law and Jurisdiction	25

	13.5 Force Majeure	26

	13.6 Entire Agreement	26

	13.7 Cumulative Remedies	26

	13.8 No Third Party Beneficiaries	26

13.9 Headings	26

13.10 Binding Effect	26

13.11 Expenses	26

13.12 Notices	26

13.13 Press Releases	27

13.14 Use of Trademarks	27

13.15 Severability	28

13.16 Waiver	28

13.17 Counterparts	28

EXHIBIT A    LICENSE HEALTHPLANET TECHNOLOGY

EXHIBIT B1    RESTRICTED COMPANIES

EXHIBIT B2    EXCLUDED ENTITIES IN UPMC TERRITORY

EXHIBIT C    UPMC TRADEMARKS

v

AMENDED AND RESTATED

HEALTHPLANET TECHNOLOGY LICENSE AGREEMENT BETWEEN UPMC AND

EVOLENT HEALTH, INC.

THIS AMENDED AND RESTATED HEALTHPLANET TECHNOLOGY LICENSE AGREEMENT (the “Agreement”) is made and entered into effective as of June 27, 2013 (the “Effective Date”), by and between UPMC, a Pennsylvania nonprofit corporation (“UPMC”), and Evolent Health, Inc., a Delaware corporation (“Evolent”) (each a “Party”, collectively, “Parties”).

RECITALS

WHEREAS, UPMC is a party to a certain Master Agreement (the “Master Agreement”) with The Advisory Board Company (“ABCO”) whereby UPMC and ABCO have agreed to contribute to the formation and the proposed operation of Evolent; and

WHEREAS, UPMC has developed and currently uses the software commonly known as the HealthPlaNet software, and related technology, analytics and other intellectual property (as detailed in Exhibit A attached hereto and incorporated by reference herein, and collectively referred to in Exhibit A as the “HealthPlaNet Software”), in the operation of UPMC’s business.

WHEREAS, UPMC has also developed and currently uses certain related tables (including the ESB, HIT table), rules engines, algorithms and identifi software, associated data and other intellectual property (as detailed in Exhibit A attached hereto and incorporated by reference herein, and referred to in Exhibit A as the “Analytics Component”), in the operation of UPMC’s business.

WHEREAS, as of the closing date of the Master Agreement (the “Closing Date”) UPMC and ABCO each agreed to enter into certain agreements with Evolent in furtherance of such Master Agreement by providing capital and certain assets and/or benefits and related services to Evolent, including without limitation that certain “HealthPlaNet Technology License Agreement” (the “Original HealthPlaNet License”) effective as of the Closing Date and with respect to the license of certain rights in HealthPlaNet Software and the Analytics Component;

WHEREAS, the Parties now intend to terminate the Original HealthPlaNet License Agreement effective as of Effective Date set forth above and amend and restate their respective rights and obligations as set forth in the Original HealthPlaNet License Agreement in this Agreement;

NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

1.1 “Active Sales Process” with respect to any Person as of any date on which Evolent proposes to add such Person to the list of Evolent Top Prospects, means such Person (a) is not an Evolent Client as of such date and (b) either (i) has purchased Restricted Products and Services from UPMC prior to such date or (b) was engaged in active discussions with UPMC about acquiring Restricted Products and Services (including, but not limited to, a review of the applicable offering of Restricted Products and Services) as of such date.

1.2 “Affiliate” means any Person which Controls, is Controlled by, or is in common Control with, another Person.

1.3 “Approved Entity” means (a) health systems, (b) physician groups, (c) physician groups or health systems that own or Control health insurance companies or health plans, (d) physician groups or health systems that are owned or Controlled by health insurance companies or health plans; and/or (e) entities that are health insurance companies that are not Restricted Companies, or health plans that are not Restricted Companies. For the avoidance of doubt, “Approved Entities” do not include any Restricted Companies.

1.4 “Change of Control” with respect to any entity means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the subject entity, the entity’s shares representing more than fifty percent (50%) of the outstanding voting power of such entity.

1.5 “Confidential Information” means any and all technical and non-technical information, whether conveyed verbally, in writing, electronically or by any other means, including, but not limited to, trade secrets, source code, technology, know-how and proprietary information, techniques, plans or any other information relating to any research project, analysis, work in process, future development, scientific, engineering, marketing or business plans or financial, contractual or personnel matters relating to either Party or its present or future products, services, sales, suppliers, identity of and information relating to customers and prospective customers, customer or prospect list, prospective employees, investors or affiliates or other proprietary information disclosed or otherwise supplied in confidence by either Party to the other, including information provided pursuant to this Agreement by each Party to the other Party that is marked “confidential” or “proprietary” or that should be reasonably understood by the Receiving Party (based on the nature of the information or the context in which the information is disclosed) should be considered confidential. Confidential Information will not include information to the extent that: (a) such information is or becomes publicly available other than through any act or omission of either Party in breach of this Agreement; (b) such information was received by the Receiving Party, other than under an obligation of confidentiality, from a third party who had no obligation of confidentiality to the other Party; (c) such information was in the possession of the Receiving Party at the time of the disclosure or was independently developed by the Receiving Party, as reflected by the Receiving Party’s internal, written and dated documentation; or (d) an applicable regulation, court order or other legal process requires the disclosure of such information, provided that prior to such disclosure the Disclosing Party will give notice to the other Party so that the other Party may take reasonable steps to oppose or limit such disclosure, and that the Disclosing Party does not disclose any more information than necessary to comply with such legal process. The burden of proof that Confidential Information falls into any one of the above exemptions will be borne by the Party claiming such exemption with documentation and other credible evidence.

1.6 “Continuity Clients” shall mean Evolent Clients that are party to a Continuity Agreement (defined in Section 6.6.2 below) with UPMC.

1.7 “Continuity IP” means (a) Evolent Improvements; and (b) any other works, processes, analytics, concepts, methodologies, discoveries, or technology provided by Evolent to Continuity Clients and/or used by, or on behalf of, Evolent to provide services to Continuity Clients, in each case to the extent that UPMC is obligated to deliver such Continuity IP or to use such Continuity IP in the provision of services, as applicable, to a Continuity Client under a Continuity Agreement.

1.8 “Control” as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by agreement or otherwise.

1.9 “Disclosing Party” means a Party that provides Confidential Information to the other Party or the other Party’s Affiliates.

1.10 “Evolent Clients” mean entities that have signed an implementation or long-term services agreement with Evolent. For avoidance of doubt, during the Restriction Period, Evolent Clients cannot include Restricted Companies; and during the Territorial Restriction Period, Evolent Clients may not include any Person in the UPMC Territory (except as expressly permitted in this Agreement).

1.11 “Evolent Improvements” shall mean any Improvements developed or created solely by Evolent or by any person or entity on behalf of Evolent.

1.12 “Evolent Top Prospects” means as of any date, up to twenty (20) potential Evolent customers in the Evolent sales pipeline identified by Evolent that are not Evolent Clients as of such date and (a) are engaged in active discussions with Evolent regarding purchasing Evolent products and services and/or (b) are under a current contract with Evolent for Blueprint Services (as defined in Section 1.30 below) or other services that do not constitute implementation or long-term services; provided, however, that (i) the list of such potential Evolent customers may be updated by Evolent on a quarterly basis, and UPMC shall have the opportunity upon receipt of each such quarterly update to notify Evolent if any of the Persons added to such list are in an Active Sales Process with UPMC and shall therefore be removed from such list, and (ii) no Person shall remain on the list of Evolent Top Prospects for more than (x) twelve (12) consecutive months, in the case of potential Evolent customers without a signed agreement with Evolent, or (y) twenty-four (24) consecutive months, in the case of potential Evolent Clients that signed an agreement for Blueprint Services with Evolent before or within twelve (12) months of being added to the list of Evolent Top Prospects.

1.13 “Evolent Top Prospect List” has the meaning ascribed to such term in Section 5.2.

1.14 “Expanded Entities” means Restricted Companies, and other Persons that are not Approved Entities that would be potential customers for the products and services then being offered by Evolent.

1.15 “Expanded Field of Use” means the business of offering, promoting, marketing, developing, improving, distributing, selling, licensing or providing products (including software, including on a hosted basis) or services solely to Expanded Entities within the Territory during the Territorial Restriction Period, and, after the expiration of the Territorial Restriction Period, to Approved Entities and Expanded Entities within the Expanded Territory.

1.16 “Expanded Territory” means anywhere in the United States (including the UPMC Territory).

1.17 “Field of Use” means the business of offering, promoting, marketing, developing, improving, distributing, selling, licensing or providing products (including software, including on a hosted basis) or services solely to Approved Entities within the Territory.

1.18 “HealthPlaNet Technology” means the HealthPlaNet Software and the Analytics Component and any and all Improvements made by UPMC prior to the Effective Date.

1.19 “Improvements” means any modifications, enhancements, improvements or derivative works of the HealthPlaNet Software or the Analytics Component created hereunder, and/or subsequent modifications, enhancements, improvements or derivative works created hereunder based on the initial modifications, enhancements, improvements or derivative works.

1.20 “Intellectual Property” or “IP” means all algorithms, application programming interfaces (APIs), apparatus, concepts, Confidential Information, data, databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans, combinations thereof, and other source-identifying devices), methods, models, network configurations and architectures, procedures, processes, protocols, schematics, software code (in any form including source code and executable or object code), including screen displays, screen shots, layouts, user interfaces and “look and feel”, specifications, subroutines, techniques, tools, uniform resource identifiers including uniform resource locators (URLs), user interfaces, web sites, works of authorship, and other forms of technology.

1.21 “Intellectual Property Rights” means any and all now known or hereafter known or acquired tangible and intangible (a) rights associated with works of authorship throughout the world, including copyrights, moral rights, and mask-works, programs and programming material, including all improvements, enhancements, modifications and derivative works thereof; (b) trademark, service mark, trade dress and trade name rights and similar rights and associated goodwill, (c) trade secret rights, (d) patents, patent applications and disclosures, inventions conceived (whether patentable or unpatentable and whether or not reduced to practice), and related improvements, modifications or changes, (e) all other intellectual and industrial property rights (of every kind and nature throughout the world and however designated), whether arising by operation of law, contract, license, or otherwise, (f) all registrations, initial applications, renewals, extensions, continuations, continuations-in-part, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing), and (g) all rights to sue for past, current and future infringements of any of the foregoing.

1.22 “Licensed IP” shall mean UPMC Improvements provided by UPMC prior to the Effective Date of this Agreement and UPMC’s Pre-Existing IP including the HealthPlaNet Software and the Analytics Component licensed by UPMC to Evolent as of the Effective Date of this Agreement. “Licensed IP” does not include UPMC Improvements developed by UPMC after the Effective Date of this Agreement.

1.23 “Loss” individually, and collectively, “Losses” means all claims, liabilities, obligations, losses, costs, expenses (including, without limitation, legal, accounting and similar expenses), litigation, proceedings, fines, taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including, but not limited to, actual, punitive or consequential, foreseen or unforeseen, known or unknown, fixed or contingent, and matured or unmatured), civil and criminal violations of law, settlements and judgments of any kind or nature whatsoever.

1.24 “Permitted Users” means those users who, because of their relationship with Evolent Clients who are Approved Entities, are “accepting risk” (as this term is used in the industry) for the user or the user’s employer, or are administering the health benefits of the user or the user’s employer, may be permitted by Evolent to view, display or access the Licensed IP or Evolent Improvements in user interface format only, not object code format, in order to display, access, transmit and/or download pertinent portions of data, information and services available through Evolent services, including those enabled by the Licensed IP or Evolent Improvements hereunder as may be necessary for such users to interact with the Licensed IP or Evolent Improvements provided by Evolent for purposes such as viewing and exchanging data and/or clinical information, including: (a) employers who are purchasing health insurance or risk-based health products from Evolent’s sublicensees/customers for the employer’s employees; (b) beneficiaries of health plans sponsored by employers or providers who are customers of Evolent or of customers or sublicensees of Evolent; or (c) any other Evolent users who need access to the Licensed IP or Evolent Improvements in order for Evolent and such Evolent Clients to receive the intended benefit of Evolent’s products or services.

1.25 “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, joint venture, unincorporated organization, governmental, judicial or regulatory body, business unit, division or any other business entity, organization or Governmental Authority.

1.26 “Pre-Existing IP” means any and all Intellectual Property that was owned by a Party as of the Effective Date.

1.27 “Receiving Party” means a Party that receives Confidential Information from the other Party or the other Party’s Affiliates.

1.28 “Restricted Companies” means those entities listed on Exhibit B 1.

1.29 “Restriction Period” shall be the period commencing on the Effective Date and expiring on the earlier to occur of (a) a Change of Control in Evolent resulting in the Control of Evolent by a “Permitted Acquirer” (as defined in the                             ) and (b) August 31, 2021.

1.30 “Restricted Products and Services” means (a) care management services including, but not limited to, traditional disease management services, direct patient outreach and other service-based care management offerings (e.g., readmissions management teams, nurse call centers, on-site care management teams); (b) care management workflow software designed for and used by provider-owned payor organizations or other entities intending to conduct active care management campaigns targeted at managing population health/longitudinal outcomes (i.e, solutions that are the same as or substantially similar to (i.e. functionality that is redundant in substantial and material respects with) HealthPlaNet); (c) services primarily intended to support cost reduction and benefit changes for health system employees; or (d) consulting services comparable and competitive with blueprint consulting services offered by Evolent as of the Effective Date (“Blueprint Services”), Base TPA Bundled Services and Crimson Care Registry products. For the avoidance of doubt, Restricted Products and Services does not include behavioral health-related services or software (e.g., Askesis Development Group software), services similar to those offered by UPMC WorkPartners (e.g., “Take-a-Healthy-Step” or similar health and wellness programs, occupational medicine, on-site clinic implementation and administration, employee assistance services, absence management or workers’ compensation services), or software or solutions similar to those offered by UPMC E-benefits.

1.31 “SOW” or “Statement of Work” means an agreement by and between UPMC and Evolent in a form and format to be mutually agreed upon between the Parties that contains the detailed description of services, scope, specifications, pricing, implementation plan, timetables, milestones, and other terms and conditions for each procurement of services, as applicable.

1.32 “Source Code” means collectively: (a) the human readable computer source code version of the software; (b) all necessary technical and development documentation that will enable a reasonably skilled computer programmer or analyst to maintain the software without the aid of UPMC or any other person (but with reference to other commercially available materials including third party tools and utilities); (c) a description of the system/program generation; (d) any license key or authorization code required to successfully install and use the software created from the foregoing; and (e) if applicable, any physical device(s) required to work with the license key or authorization code such as, without limitation, a “dongle” or other device.

1.33 “Territory” means anywhere in the United States, excluding the UPMC Territory.

1.34 “Territorial Restriction Period” shall mean the period commencing on the Effective Date expiring on the earlier to occur of (1) a Change of Control in Evolent resulting in the Control of Evolent by a “Permitted Acquirer” (as defined in the Amended and Restated Investors’ Rights Agreement, by and among the Company and the stockholders named therein, of even date herewith) and (2) August 31, 2046.

1.35 “Trademarks” means trade names, trademarks, service marks, logos, domain names and any other source-identifying marks, or combinations thereof (registered and unregistered), including the marks used by UPMC in conjunction with the HealthPlaNet software and the Licensed IP, listed in Exhibit C.

1.36 “UPMC Improvements” shall mean any Improvements developed or created solely by UPMC or by any person or entity other than Evolent on behalf of UPMC.

1.37 “UPMC IP” shall mean all UPMC Improvements and UPMC Pre-Existing IP including the HealthPlaNet Software and the Analytics Components licensed to Evolent under this Agreement.

1.38 “UPMC Territory” shall mean the geographic areas within (a) the Commonwealth of Pennsylvania; (b) a 20 mile radius of the city limits of Buffalo, New York; (c) a 20 mile radius of the city limits of Cleveland, Ohio; and (d) the entities listed on Exhibit B2 located in the following counties in Eastern Ohio: Ashtabula, Athens, Belmont, Carroll, Columbiana, Coshocton, Cuyahoga, Gallia, Geauga, Guernsey, Harrison, Holmes, Jefferson, Lake, Lawrence, Lorain, Mahoning, Medina, Meigs, Monroe, Morgan, Muskingum, Noble, Perry, Portage, Stark, Summit, Trumbull, Tuscarawas, Washington, and Wayne.

2. CONTRIBUTION OBLIGATIONS; ROYALTY-FREE LICENSES; ALLOCATION OF EQUITY.

2.1 Contribution of HealthPlaNet Technology License: The licenses granted and services provided under this Agreement are made pursuant to the contribution obligations as set forth in Section 1.2(b) the Master Agreement. Evolent acknowledges and agrees that the Licensed IP under this Agreement as set forth in Section 1.22 above and, together with “Licensed IP” as set forth in that certain Amended and Restated Intellectual Property License and Development Services Agreement executed between the parties as of even date herewith, constitutes the entirety of software, models, analytics and other UPMC IP which is, and will be, licensed to Evolent pursuant to UPMC’s contribution obligations under the Master Agreement. Evolent acknowledges that as of the Effective Date hereof, UPMC has completed delivery of all “Licensed IP” as that term is defined herein and as defined in that certain Amended and Restated Intellectual Property License and Developmental Services Agreement executed between the Parties as of evendate herewith has satisfied in full UPMC’s IP contribution obligations.

2.2 Royalty-Free Licenses; Allocation of Equity: The licenses to the HealthPlanet Technology granted by UPMC to Evolent are paid-up and royalty-free in consideration for the equity allocation to UPMC as provided in the Series A Preferred Stock Purchase Agreement, dated August 31, 2011, by and among UPMC, ABCO and Evolent.

3. LICENSE GRANTS TO HEALTHPLANET TECHNOLOGY.

3.1 Licenses to HealthPlaNet Software:

3.1.1 HealthPlaNet License. Except as otherwise provided in Section 3.4, UPMC hereby grants to Evolent, solely within the Field of Use, a paid-up, royalty-free, nonexclusive, perpetual, irrevocable (except as expressly set forth in Section 11.1 below), non-assignable and non-transferable (except as provided in Section 13.3) right and license to (a) use, access, practice, reproduce, display, modify, enhance, improve and make derivative works of the HealthPlaNet Software provided by UPMC to Evolent as of the Effective Date hereof; and (b) right and license to distribute, sublicense and provide access (including locally (i.e., client-server based) or hosted remotely (i.e., as a Software as a Service (“Saas”) or other cloud platform offering), to the HealthPlaNet Software , in object code form only.

3.1.2 Expanded Non-Exclusive Licenses after the Restriction Period. Except as otherwise provided in Section 3.4, without limiting the licenses granted in Section 3.1.1 above, UPMC hereby grants to Evolent after the expiration of the Restriction Period, solely within the Expanded Field of Use, a paid-up, non-exclusive, perpetual, irrevocable (except as expressly set forth in Section 11.1 below), non-assignable and non-transferable (except as provided in Section 13.3) right and license to: (a) use, access, practice, reproduce, display, modify, enhance, improve and make derivative works of the HealthPlaNet Software provided by UPMC to Evolent as of the Effective Date hereof, and (b) to provide services on a remotely hosted basis (i.e., as Saas or other cloud platform offering) using the HealthPlaNet Software provided by UPMC to Evolent as of the Effective Date hereof. For avoidance of doubt, the rights granted by subsection (b) are strictly limited to products, solutions and services “enabled” by Evolent’s internal use of HealthPlaNet Technology, UPMC Improvements and Evolent Improvements. Evolent shall have no right to sublicense, transfer, assign, disclose or otherwise provide or facilitate access to (or review or assessment of) the HealthPlaNet Software, UPMC Improvements or Evolent Improvements to the HealthPlaNet Software to Expanded Entities for any reason without UPMC’s express, prior written consent, which consent may be granted or withheld at UPMC’s sole discretion.

3.1.3 Non-Exclusive License to Provide Access to Permitted Users. UPMC hereby grants to Evolent a paid-up, royalty-free, non-exclusive, perpetual, irrevocable (except as expressly set forth in Section 11.1 below), world-wide, non-assignable and non-transferable (except as provided in Section 13.3) right and license to provide access in downloadable user interface format only (but not authorizing or permitting possession of, or authorizing or permitting any degree of control over anything other than end-use of the user interface) to the HealthPlaNet Software provided by UPMC to Evolent as of the Effective Date hereof to Permitted Users solely for Permitted User’s personal (for Permitted Users who are individuals) or internal (for Permitted Users who are entities) use, as applicable. For the avoidance of doubt, (a) Evolent’s right to provide access to Permitted Users is not intended in any way to expand the Field of Use or limit UPMC’s rights outside the Field of Use as defined; (b) the license granted under this Section 3.1.3 does not permit or authorize Evolent to provide to Permitted Users direct access to, or possession of, Licensed IP, (c) during the Restriction Period, Permitted Users may not be Restricted Companies; and (d) during the Territorial Restriction Period, Evolent may not permit use of the HealthPlaNet Technology, UPMC Improvements or Evolent Improvements

within the UPMC Territory. For the sake of clarity, Evolent shall have no right to sublicense, transfer, assign, disclose or otherwise provide or facilitate access to (or review or assessment of) the HealthPlaNet Software or Evolent Improvements to the HealthPlaNet Software to any third party, including Evolent’s Affiliates or investors, for any reason without UPMC’s express, prior written consent, which consent may be granted or withheld at UPMC’s sole discretion provided, that Evolent may disclose or provide access to the HealthPlaNet Software to (i) subsidiaries in which Evolent has at least an 80% ownership interest for purposes of the provision of services by any such subsidiary to Evolent Clients; provided that no Restricted Company has an ownership or other beneficial interest in such subsidiary and (ii) to actual or prospective investors in Evolent, solely, in the case of this clause (ii), for purposes of due diligence review in connection with financing approved by the Board and subject to a written obligation of confidentiality with respect thereto.

3.2 Non-Exclusive License Grant to Analytics Component: UPMC hereby grants to Evolent during the Restriction Period solely within the Field of Use, and thereafter, both within the Field of Use and Expanded Field of Use, a paid-up, royalty-free, non-exclusive, perpetual, irrevocable (except as expressly set forth in Section 11.1 below), non-assignable and non-transferable right (except as provided in Section 13.3), right and license to: (a) use, access, practice, reproduce, display, modify, enhance, improve and make derivative works of, the Analytics Component provided by UPMC to Evolent as of the Effective Date hereof; (b) distribute to, sublicense and provide access to the Analytics Component provided by UPMC to Evolent as of the Effective Date hereof, solely as part of, and within, the HealthPlaNet Software, as permitted pursuant to Section 3.1 above; and (c) make available or provide user interface access to (but not authorizing or permitting possession of, or authorizing or permitting any degree of control over anything other than end-use of the user interface for) the Analytics Component to Permitted Users solely for Permitted User’s personal or internal use (as applicable). For the sake of clarity, Evolent shall have no right to sublicense, transfer, assign, disclose or otherwise provide or facilitate access to (or review or assessment of) the Analytics Component or Evolent Improvements to the Analytics Component to any third party, including Evolent’s Affiliates or investors, for any reason without UPMC’s express, prior written consent, which consent may be granted or withheld at UPMC’s sole discretion provided, that Evolent may disclose or provide access to the HealthPlaNet Software to (i) subsidiaries in which Evolent has at least an 80% ownership interest for purposes of the provision of services by any such subsidiary to Evolent Clients; provided that no Restricted Company has an ownership or other beneficial interest in such subsidiary, and (ii) to actual or prospective investors in Evolent, solely, in the case of this clause (ii), for purposes of due diligence review in connection with financing approved by the Board and subject to a written obligation of confidentiality with respect thereto.

3.3 Exceptions: Notwithstanding anything to the contrary herein, including without limitation Sections 3.1.1 and 3.1.2 above and Section 3.4.1. below, the following exceptions to the license terms and restrictions shall apply:

3.3.1 Additional Permitted Non-Exclusive Rights and Obligations. Evolent is permitted, on a non-exclusive basis:

(a) to offer, promote, sell or provide products, solutions or services enabled by Evolent’s internal use of the HealthPlaNet Technology and/or Evolent Improvements (but expressly excluding any direct disclosure, access, use, possession, or control of HealthPlaNet Technology or Evolent Improvements) to (a) employers, including non-provider employers, provided that such employers are not within the UPMC Territory during the Territorial Restriction Period, and are not in the Restricted Companies list during the Restriction Period; or (b) during the Restriction Period, to an entity in the Restricted Companies list with UPMC’s prior written consent, at UPMC’s sole discretion;

(b) subject to the restrictions and conditions of Sections 3.1 and 3.2 above, to sublicense its rights to third party vendors, contractors or consultants as reasonably required, and solely for the purpose, for such third party vendors, contractors or consultants to provide development, maintenance, support and/or hosting services to Evolent provided that in each case, Evolent requires such third party vendor, contractor or consultant to agree in writing (i) that such third party service provider shall not, and has no rights to, sublicense, distribute, or transfer such HealthPlaNet Technology, UPMC Improvements or Evolent Improvements to any other person or entity; and (ii) to maintain the confidentiality of the HealthPlaNet Technology, UPMC Improvements and Evolent Improvements, as applicable, and abide by the terms and restrictions of the license granted under this Agreement;

(c) subject to the restrictions and conditions of Sections 3.1 and 3.2, to demonstrate, provide access to, or otherwise disclose HealthPlaNet Technology, UPMC Improvements or Evolent Improvements to prospective buyers, their attorneys, consultants and underwriters solely for purposes of due diligence review by such parties in connection with the sale or prospective sale of substantially all of the assets or stock or other change of control of Evolent, provided that in each case, Evolent requires such persons or entities to agree in writing to maintain the confidentiality of the HealthPlaNet Technology, UPMC Improvements and Evolent Improvements, as applicable, and abide by the terms and restrictions of the license granted under this Agreement;

(d) to exchange data and/or clinical information with health insurance companies and/or health plans (including Restricted Companies), outside the UPMC Territory during the Territorial Restriction Period, solely when such exchange is necessitated by, and incidental to, a “downloaded risk” use case (as that term is commonly used in the health care services industry) where Evolent’s primary relationship is with an Evolent Client, which Evolent Client is an Approved Entity that has a payor/provider relationship with the health insurance company or health plan in question. For the avoidance of doubt, this limited exception is not intended to negate the other restrictions placed on Evolent’s interactions with Restricted Companies under this Agreement; and

(e) to offer, promote and sublicense to national vendors, Evolent’s rights to resell or distribute products, solutions and services enabled by Evolent’s internal use of HealthPlaNet Technology, UPMC Improvements or Evolent Improvements, so long as such vendors are not on the Restricted Companies list during the Restriction Period, and such use or resale is not within the UPMC Territory during the Territorial Restriction Period. For avoidance of doubt, the rights granted by this subsection (e) are strictly limited to products, solutions and services “enabled” by Evolent’s internal use of HealthPlaNet Technology, UPMC Improvements and Evolent Improvements. Evolent shall have no right to sublicense, transfer, assign, disclose or otherwise provide or facilitate access to (or review or assessment of) the HealthPlaNet Software, UPMC Improvements or Evolent Improvements to the HealthPlaNet Software to any third party, including Evolent’s Affiliates or investors, for any reason without UPMC’s express, prior written consent, which consent may be granted or withheld at UPMC’s sole discretion provided, that Evolent may disclose or provide access to the HealthPlaNet Software to (i) subsidiaries in which Evolent has at least an 80% ownership interest for purposes of the provision of services by any such subsidiary to Evolent Clients; provided that no Restricted Company has an ownership or other beneficial interest in such subsidiary, and (ii) to actual or prospective investors in Evolent, solely, in the case of this clause (ii), for purposes of due diligence review in connection with financing approved by the Board and subject to a written obligation of confidentiality with respect thereto.

3.3.2 Acquisition of Entity in UPMC Territory. In the event that Evolent acquires an entity by merger or acquires substantially all of the assets of such entity that was conducting a business substantially similar to UPMC’s business or a business that is reasonably determined by the Parties to be competitive with UPMC’s business, in the UPMC Territory prior to such acquisition (the “Preexisting Business”), notwithstanding anything to the contrary, such acquired entity would be permitted to continue to operate the Preexisting Business in the UPMC Territory, including by providing the products and services that it had been providing prior to the acquisition and to otherwise meet its obligations to its then-existing customers, provided that such acquired entity cannot continue to solicit new customers or expand its business in the UPMC Territory, or sublicense, provide access to, or use Licensed IP or Evolent Improvements to provide services to its customers within the UPMC Territory.

3.4 Other Restrictions and Covenants:

3.4.1 Use of Evolent Improvements. For the avoidance of doubt, Evolent’s right to use the Evolent Improvements shall be subject to the same restrictions with respect to Field of Use during the Restriction Period, and the Field of Use and the Expanded Field of Use after the expiration of the Restriction Period, to the same extent as applicable to the HealthPlaNet Technology as set forth in Sections 3.1.1 and 3.1.2 and the restrictions set forth in Section 3.3 above, notwithstanding Evolent’s ownership of the Evolent Improvements. Evolent acknowledges that the foregoing restriction on Evolent with regard to the Evolent Improvements is a fundamental condition of UPMC’s agreement to enter into this Agreement in that UPMC would not grant the licenses in the Licensed IP as set forth herein unless Evolent agrees to the restriction as set forth in this Section 3.4.1.

3.4.2 No Disclosure of Source Code. Without UPMC’s express written authorization, Evolent hereby acknowledges, agrees and covenants that it has no right to, and shall not disclose to, or provide possession of or access to third parties to UPMC’s source code, trade secrets or other confidential information, including without limitation the Source Code, trade secrets or Confidential Information provided to, or obtained by, Evolent as part of the Licensed IP hereunder. Evolent hereby covenants that it shall hold, store, and use any and all Source Code and trade secrets provided by UPMC to Evolent as part of the Licensed IP hereunder in a safe and secure manner, using commercially reasonable efforts to prevent and avoid unauthorized access or disclosure of such materials to any third party. Evolent shall take commercially reasonable steps to keep track of and report to UPMC the total number of and location of, copies made by Evolent, its employees and/or permitted agents of all or part of the Source Code and/or trade secrets provided by UPMC to Evolent as part of the Licensed IP hereunder. Evolent shall, at all times, use commercially reasonable efforts to minimize the number of such copies in existence, including without limitation securing the return of and/or destroying any copies that do not need to be in circulation.

3.4.3 Notification of Unauthorized Access. To the extent Evolent knows, or reasonably suspects, that Source Code or trade secrets provided by UPMC to Evolent as part of the Licensed IP hereunder have been subject to unauthorized access or possession, or an attempt at unauthorized access or possession, Evolent shall immediately notify UPMC and use commercially reasonable efforts to cooperate with UPMC in securing such materials and/or obtaining the return of such materials from third parties. To the extent UPMC knows, or reasonably suspects, that Source Code or trade secrets provided by Evolent to UPMC as part of the Evolent Improvements licensed hereunder have been subject to unauthorized access or possession, or an attempt at unauthorized access or possession, UPMC shall immediately notify Evolent and use commercially reasonable efforts to cooperate with Evolent in securing such materials and/or obtaining the return of such materials from third parties.

3.4.4 Open Source. Without limiting any of the foregoing, each Party hereby covenants and agrees that it shall not, during the Term publicly disclose, place into the public domain or publish as Open Source (as defined below), any of the Source Code for HealthPlaNet Technology, UPMC Improvements or Evolent Improvements. Furthermore, each of the Parties shall exercise commercially reasonable efforts not to incorporate or otherwise include Open Source materials in HealthPlaNet Technology, UPMC Improvements or Evolent Improvements or any portion thereof, in any manner which would result in all, or a substantial portion, of the HealthPlaNet Technology or Evolent Improvements being subject to an Open Source licensing requirement. As used herein, “Open Source” shall mean software or components subject to “open source” licensing requirements including without limitation software made available under any of the GNU General Public License, the GNU Lesser General Public License, the BSD License, the Apache License or the Mozilla Public License, or any similar license arrangement which requires: (a) the public disclosure of source code derived from, or incorporating, such Open Source software or (b) software derived from, or incorporating such Open Source software to also be made Open Source.

3.4.5 Use in UPMC Territory. During the Territorial Restriction Period, Evolent may not permit use of the HealthPlaNet Technology or the Evolent Improvements within the UPMC Territory.

3.5 Reservation of Rights: Except as otherwise provided herein, Evolent is entitled only to those licenses and rights with respect to the HealthPlaNet Technology, the Analytics Component, and UPMC Improvements are as are expressly granted by this Agreement. Any rights that are not expressly granted under this Agreement shall not be implied and are expressly retained by, and reserved to, UPMC.

3.6 Designation of Relationship Managers: In order to support the effective use of the licenses granted under this Agreement, each Party agrees to designate an individual who will serve as the primary liaison and “go to” contact and relationship manager for such Party (“Relationship Manager”). Each Party’s Relationship Manager’s role and responsibilities would include: (a) facilitating day-to-day communications between the Parties regarding customer-facing activities, such as, marketing, promotional and sales activities; preparing and submitting bids, proposals, responses to Requests for Proposals (“RFPs”), fee estimates, Statements of Work and project plans, if applicable; (b) receiving and submitting requests between the Parties for information and/or assistance; (c) overseeing the efficient knowledge transfer and flow of information between the Parties, including the exchange of Confidential Information, such as product development, enhancements, improvements and creation of derivative works; (d) facilitating communications between the appropriate individuals within Evolent and UPMC, with respect to product and service offering development; and (e) providing the first level of performance review or escalation in the event of a Dispute as provided in Section 12. The Relationship Managers will meet regularly, but no less frequently than monthly, as reasonably necessary, to maintain a good working relationship between the Parties. Each Party may change its Relationship Manager by giving the other Party reasonable notice as long as the change is implemented in a manner that does not cause any significant disruption to each Party’s business operations and business relationship.

4. DELIVERY OF SOURCE CODE; ROAD MAP; TRANSITION; ONGOING SUPPORT SERVICES.

4.1 Forking and Delivery of Source Code: Not later than July 1, 2013, the HealthPlaNet Technology, including the Source Code, shall be forked and both UPMC and Evolent shall receive identical copies. It is expressly understood that, for the purposes of this Section only, HealthPlaNet Technology shall include all improvements, modifications, enhancements or derivative works made prior to July 1, 2013, including, but not limited to, all mobile applications and web interfaces and developments, whether by UPMC or Evolent. For the avoidance of doubt Evolent may, in its sole discretion, make improvements and/or modifications to, and/or enhancements and/or derivatives of, the HealthPlaNet Technology, including modifications to the Source Code, and Evolent shall be the sole and exclusive owner of such improvements, modifications, enhancements and/or derivatives, including all trade secrets, copyrights, patent rights, trademarks, and other intellectual property rights resulting therefrom.

4.2 Service and Support Agreement: UPMC shall provide Evolent with the following: (i) one copy of the Source Code, up to date through the date hereof, (ii) one copy of all associated documentation (e.g., user and installation manuals, operating procedures for building the Source Code into Object Code, including names of files, locations and references of standard tools, and level of compilers, and other training and educational materials) and (iii) through September 2013, up to a.5 FTE lead-technical support technician at a rate of [***] to provide technical assistance reasonably required by Evolent. Any other service or support arrangements required by the Parties will be set forth in a separate agreement(s).

5. EVOLENT CLIENTS AND EVOLENT TOP PROSPECTS.

5.1 Non-Exclusivity. Evolent’s rights hereunder are non-exclusive. Accordingly, UPMC retains all rights to use, access, practice, reproduce, display, modify, enhance, improve and make derivative works of, sublicense to third parties, distribute to third

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

parties, provide access to third parties to, or transfer to third parties the HealthPlaNet Technology and all other UPMC Licensed IP for any purpose, whether for UPMC internal use, within the Field of Use, outside the Field of Use or otherwise, subject only to the limited restrictions with respect to the provision of Restricted Products and Services to Evolent Clients and Evolent Top Prospects as set forth in this Section 5.

5.2 Evolent Clients and Top Prospects Lists. Evolent shall be responsible for maintaining and updating an accurate list of all then-current Evolent Clients (the “Evolent Clients List”) and Evolent Top Prospects (the “Evolent Top Prospects List”) in accordance with the terms and conditions set forth in that certain Second Amended and Restated Reseller, Services and Non-Competition Agreement between UPMC Health Plan, Inc. and Evolent dated as of the Effective Date of this Agreement (the “Reseller Agreement”).

5.3 UPMC Restrictions. UPMC agrees that it shall not sell, distribute, license, sublicense, provide, grant access to HealthPlaNet Technology as defined in this Agreement to Evolent Clients and Evolent Top Prospects designated as such on the Evolent Clients List and Evolent Top Prospects List, respectively, or use HealthPlaNet Technology in connection with the provision of Restricted Products or Services to such Persons; provided, however (a) UPMC’s restrictions hereunder shall apply only to Evolent Clients and Evolent Top Prospects expressly identified as such on the then-most current written versions of each respective list provided by Evolent to UPMC; and (b) UPMC’s restrictions hereunder shall not apply to entities with which UPMC is engaged in an Active Sales Process at the time Evolent proposes to add the entity in question to the Evolent Client List or the Evolent Top Prospects List, as applicable. In addition, provided Evolent continues to comply with and meet all the obligations set forth in Section 13.14, including with any trademark agreements executed between the Parties relative to “identifi,” UPMC shall not use, or license or permit any third party to use, the brand name “identifi” anywhere except within the UPMC Territory.

5.4 Expiration of UPMC Restrictions. UPMC’s restrictions as set forth in Section 5.3 above shall expire on the earlier to occur of (a) a Change of Control of Evolent; (b) the date upon which UPMC is no longer a shareholder in Evolent; and (c) the termination or expiration of this Agreement.

6. OWNERSHIP OF INTELLECTUAL PROPERTY; CROSS-LICENSES; PROTECTION OF INTELLECTUAL PROPERTY RIGHTS.

6.1 Pre-Existing IP: UPMC shall retain exclusive ownership of all UPMC’s Pre-Existing and Licensed IP. Evolent shall retain ownership of all of Evolent’s Pre-Existing IP, if any, that is licensed or used in performing its obligations under this Agreement, and all of the Evolent Improvements.

6.2 Improvements by Evolent: Evolent shall own exclusively all rights, title and interest in the Evolent Improvements, and all Intellectual Property Rights thereto. UPMC agrees to execute all documents and to perform (and to cause its employees to execute all documents and to perform) and use commercially reasonable efforts to cause its subcontractors and the employees of its subcontractors to execute all documents and to perform) during and after the term of this Agreement, any and all acts reasonably necessary or desirable by Evolent to permit and assist it in evidencing, perfecting, obtaining, maintaining, defending and enforcing the Intellectual Property Rights in the Improvements, and/or UPMC’s assignments herein, worldwide, under applicable laws.

6.3 UPMC Improvements: Notwithstanding Section 6.2, the Parties may agree in a mutually executed written document that improvements described in such mutually executed document that are created by or on behalf of UPMC shall be exclusively owned by UPMC as a UPMC Improvement. All UPMC Improvements shall be exclusively owned by UPMC.

6.4 License-Back.

6.4.1 License-Back to UPMC of Evolent Improvements.

6.4.1.1 At any time that UPMC must provide services to a Continuity Client pursuant to a Continuity Agreement in accordance with Section 6.6.2 (and regardless of whether a Change of Control in Evolent has occurred), and subject to the license terms and conditions set forth in Section 6.4.1.2 below, Evolent shall deliver promptly to UPMC the Continuity IP, including Source Code, object code format and related system documentation. Additionally, following any Change of Control in Evolent, UPMC shall have the option to require Evolent to enter into a technology escrow arrangement with a commercially reputable technology escrow provider of UPMC’s commercially reasonable choice (the “Escrow Agent”), pursuant to which Evolent, at Evolent’s sole cost and expense, will (a) establish and maintain an escrow account into which Evolent will deposit the then-current version of all Continuity IP in all formats, including Source Code and object code and related system documentation, and (b) update the escrowed materials from time to time as may be necessary to accurately reflect the then-current version of the Continuity IP. Such updates shall be provided to the Escrow Agent any time the Continuity IP is altered, updated, upgraded or otherwise modified in a manner that materially changes the manner in which the Continuity IP (a) functions; (b) operates; (c) is architected; and/or (d) interfaces with external software, systems, data sources and/or routines and no less often than once every six (6) calendar months. UPMC shall be entitled to have all escrowed materials verified, including without limitation verification that Source Code compiles satisfactorily, by the Escrow Agent upon deposit, and at any time UPMC is performing services for Evolent Clients pursuant to a Continuity Agreement, UPMC shall be entitled to obtain a copy of those escrowed materials which are required in order to perform such services. The escrow arrangement shall survive and continue for the Term of this Agreement regardless of whether UPMC has obtained copies of the escrowed materials.

6.4.1.2 Evolent hereby grants to UPMC a perpetual, non-exclusive, worldwide, fully-paid, royalty-free license to access, use, reproduce, modify, practice, enhance, and create derivative works of Continuity IP, to the extent that such Continuity IP is used by UPMC in providing services to Continuity Clients pursuant to a Continuity Agreement in accordance with Section 6.6.2, unless Evolent otherwise agrees in writing to expand such rights in its sole discretion. Evolent hereby represents and warrants to UPMC that Evolent has such rights and interests in any Continuity IP delivered to UPMC hereunder, which are necessary to carry out Evolent’s obligations hereunder and to grant to UPMC the rights contemplated in this Section 6.4.1.

6.4.1.3 Evolent understands that UPMC develops and acquires technology for its own products, and that existing or planned technology independently developed or acquired by UPMC may contain ideas and concepts similar or identical to those contained in Evolent’s Improvements, Continuity IP, and/or Confidential Information. Evolent agrees that entering this Agreement will not preclude UPMC from developing or acquiring technology similar to Evolent’s, without obligation to Evolent, provided UPMC does not (a) infringe or breach Evolent’s copyright in Source Code or (b) with respect to the Continuity IP, materially breach or violate the terms of the license granted in Section 6.4.1.2. Evolent, on behalf of itself and its officers, directors, employees, agents, successors and assigns (the “Evolent Parties”), hereby agrees that UPMC and its Affiliates shall not be liable or responsible to the Evolent Parties for any claims, demands, actions, costs, expenses, liabilities, judgments, causes of action, proceedings, suits, losses and damages of any nature, in law, equity or otherwise (“Claims”), arising out of, or related to, claims or allegations that UPMC Improvements or other UPMC IP breach or infringe upon Evolent’s Intellectual Property Rights in Evolent Improvements and/or other Continuity IP, other than copyright claims and claims arising out of a material breach of the license granted in Section 6.4.1.2, including without limitation Claims arising out of, or related to, infringement (other than copyright infringement), breach of confidentiality, misappropriation or any other claim or theory, and hereby irrevocably and forever waives, release, acquit and discharge all such Claims (other than copyright) against UPMC, its Affiliates, and their respective licensees, subscribers, other customers, contractors and consultants.

6.4.1.4 Evolent acknowledges that the provisions of this Section 6.4.1 are an essential part of the bargain pursuant to which UPMC has agreed to grant the rights granted to Evolent hereunder and to assume the obligations assumed by UPMC hereunder and that UPMC would be irreparably damaged in the event that any of the provisions of this Section 6.4.1 are not performed by Evolent in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that UPMC shall be entitled to an injunction or injunctions to prevent breaches of this Section by Evolent and shall have the right to specifically enforce this Section and the terms and provisions hereof against Evolent in addition to any other remedy to which UPMC may be entitled at law or in equity.

6.4.2 License-Back to Evolent of UPMC Improvements. Any license-back to Evolent of UPMC Improvements made after the Effective Date will be set forth in a separate agreement(s).

6.5 Prosecution and Maintenance; Enforcement of Intellectual Property Rights:

6.5.1 Prosecution and Maintenance of IP. Evolent shall have the sole right, but not the obligation, to file, prosecute and maintain, in the United States and in any foreign countries, if applicable, patents and patent applications, trademark and copyright registrations and applications, relating to any of the Evolent Improvements. As between Evolent and UPMC, all issued patents, trademark and copyright applications and registrations relating to Evolent Improvements, shall be in the name of Evolent and owned exclusively by Evolent. Likewise, UPMC shall have the sole right, but not the obligation, to file, prosecute and maintain, in the United States and in any foreign countries, if applicable, patents and patent applications (provided that any such patent applications shall not disclose any Confidential Information or other proprietary information or trade secrets of Evolent), trademark and copyright registrations and applications, relating to any of the UPMC Improvements. As between Evolent and UPMC, all issued patents, trademark and copyright applications and registrations relating to UPMC Improvements, shall be in the name of UPMC and owned exclusively by UPMC.

6.5.2 Patent Claims. Each Party (as a “Releasing Party”), on behalf of itself and its officers, directors, employees, agents, successors and assigns, hereby promise not to sue or proceed in any manner, in agency or other proceedings, whether at law, in equity, by way of administrative hearing, or otherwise, to solicit others to institute any such actions or proceedings, or consent to be a complainant in any criminal action or proceeding, against the other Party, its Affiliates, and their respective licensees, subscribers, other customers, contractors and consultants (each a “Released Party”), alleging, asserting or otherwise claiming that a Released Party is infringing a patent held by the Releasing Party relating to any Evolent Improvement (in the case of Evolent as the Releasing Party) or UPMC Improvement (in the case of UPMC as the Releasing Party).

6.5.3 Enforcement of Intellectual Property Rights against Third Parties. The Parties shall inform each other of any known or discovered infringement or misappropriation on the part of any unlicensed third party of the Licensed IP, UPMC Improvements or Evolent Improvements or other IP developed by or for Evolent or UPMC pursuant to this Agreement. UPMC will undertake all reasonable and appropriate action to stop the infringement or misappropriation of the Licensed IP under this Agreement. In the event that UPMC is unable or unwilling to cause such infringement or misappropriation to stop and decides not to pursue an action against the third party for such infringement or misappropriation, UPMC agrees that it will authorize Evolent to bring action on its behalf, and the Parties shall mutually agree on sharing the cost of such action.

6.6 IP Development and Continuity Agreements.

6.6.1 IP Development. Each Party acknowledges and agrees that each of the parties will be developing and/or acquires technology for its own products, services and business, and that existing, planned and/or future technology independently developed or acquired by one of the parties to this Agreement may contain, embody and/or implement ideas and concepts similar or identical to those contained in the other Party’s Intellectual Property. Each Party (as a “Releasing Party”), on behalf of itself and its officers, directors, employees, agents, successors and assigns, hereby agrees that entering into this Agreement will not preclude the other Party from developing or acquiring Intellectual Property similar to the Releasing Party’s Intellectual Property, without obligation to such other Party, provided that the developing or acquiring party does not use the Releasing Party’s Confidential Information or other Intellectual Property to develop such technology.

6.6.2 Continuity Agreements. Additionally, the Parties acknowledge that Evolent, at its own discretion, may elect from time to time to request that UPMC enter into performance guarantees or similar agreements with Evolent Clients pursuant to which UPMC would agree, in the event Evolent breaches its obligations to the Evolent Client or upon the occurrence of other mutually agreed upon circumstances, to perform certain agreed upon services for the Evolent Client that would otherwise be performed by, or through, Evolent (each a “Continuity Agreement”). Evolent, on behalf of itself and its officers, directors, employees, agents, successors and assigns (the “Evolent Parties”), hereby agrees that UPMC and its Affiliates shall not be liable or responsible to the Evolent Parties for any claims, demands, actions, costs, expenses, liabilities, judgments, causes of action, proceedings, suits, losses and damages of any nature, in law, equity or otherwise (“Claims”), arising out of, or related to, claims or allegations that UPMC Improvements or other UPMC IP breach or infringe upon Evolent’s Intellectual Property Rights to the extent such claims or allegations arise out of, or are related to, UPMC’s access to Evolent Intellectual Property as a result of UPMC’s performance under a Continuity Agreement, including without limitation Claims arising out of, or related to, infringement, breach of license, contract, confidentiality, misappropriation or any other claim or theory, and hereby irrevocably and forever waives, release, acquit and discharge all such Claims against UPMC, its Affiliates, and their respective licensees, subscribers, other customers, contractors and consultants.

7. CONFIDENTIALITY.

7.1 Confidential Information: UPMC acknowledges that, in connection with providing the Licensed IP or receiving licenses back under this Agreement, it may gain access to the Confidential Information of Evolent and its customers and Affiliates. Evolent acknowledges that, in connection with receiving access to the Licensed IP and in providing licenses back to UPMC it may gain access to the Confidential Information of UPMC and its customers and Affiliates.

7.2 Non Disclosure: The Receiving Party may disclose the Disclosing Party’s Confidential Information strictly on a need-to-know basis to only those personnel, including employees of the Receiving Party’s contractors, who require access to the Disclosing Party’s Confidential Information in order to perform or derive benefit from the Services or otherwise meet its obligations under this Agreement. The Receiving Party agrees: (a) to hold the Disclosing Party’s Confidential Information in strict confidence, using the same degree (but no less than a reasonable degree) of care and protection that it exercises with its own Confidential Information of a similar nature; (b) not to directly or indirectly disclose or otherwise make available any Confidential Information of the Disclosing Party to a third party; and (c) not to copy or use Disclosing Party’s Confidential Information for any purpose other than as necessary to fulfill Receiving Party’s obligations or exercise its rights under this Agreement. Each Receiving Party is responsible for ensuring that its employees, agents and contractors strictly abide by the requirements of confidentiality and restrictions on use as provided in this Section 7.2 and shall be liable to the Disclosing Party for any acts or omissions of its employees, agents and independent contractors relating to the Disclosing Party’s Confidential Information. The Receiving Party is allowed to disclose Confidential Information of the Disclosing Party to the extent required by law or by the order or a court of similar judicial or administrative body with jurisdiction, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure. The provisions of this Section 7 shall survive beyond the expiration or termination of this Agreement.

7.3 Residuals: Notwithstanding anything in this Section 7 to the contrary, subject to any applicable statutory intellectual property rights applicable to patents, trademarks or copyrights, either Party may use “Residuals” for any purpose, including without limitation, for use in development, manufacture, promotion, sale and maintenance of its products and services; provided, however, that this right to Residuals does not represent a license under any patents, copyrights or trademarks of the Disclosing Party. The term “Residuals” means any information that is retained in the unaided memories of the Receiving Party’s employees who have had access to the Disclosing Party’s Confidential Information pursuant to the terms of this Agreement.

7.4 Injunctive Relief: The Parties acknowledge and agree that monetary damages may be inadequate to compensate for a breach of the provisions contained in this Section 7 or other confidentiality provisions of this Agreement. In the event of such breach, the injured Party shall be entitled to seek injunctive relief (without the need to post bond) and any and all other remedies available at law or in equity. This Section 7.4 in no way limits the liability or damages that may be assessed against a Party in the event of a breach by the other Party of any of the provisions of this Section 7.

8. WARRANTIES.

8.1 Authority/No Conflict: UPMC represents and warrants that: (a) it has the power and authority to enter into and perform its obligations under this Agreement without conflict with, default under, or violation of any law, regulation, or agreement binding upon it, and (b) this Agreement has been duly authorized by all necessary organizational action, and duly and validly executed and delivered by it, and constitutes its legally valid and binding obligation, enforceable in accordance with its terms.

8.2 Product Performance: UPMC represents, warrants, and covenants that: (a) the HealthPlaNet Technology will perform without material defects and in accordance with the published specifications; and (b) the HealthPlaNet Technology does not contain any viruses, worms, bombs, Trojan horse, expiration, time-sensitive or other disabling devices or other harmful code that would inhibit Evolent’s use of the HealthPlaNet Technology as contemplated hereunder.

8.3 Non-Infringement; No Third Party Software; No Encumbrances: UPMC represents, warrants, and covenants that the HealthPlaNet Technology, its Pre-Existing IP, and UPMC Improvements provided or licensed by UPMC pursuant to this Agreement are original works and developed by UPMC employees or its contractors and do not and will not infringe or constitute a misappropriation of any patent, copyright, trade secret or trademark of any third party. UPMC further represents, warrants and covenants that: (a) Evolent would not be required to license any third party software (other than commercially available off the shelf “shrink-wrapped” software) in order to use and operate the HealthPlaNet Software in the version provided as the Initial Delivery; and (b) the HealthPlaNet Software is being licensed hereunder to Evolent free and clear of any other licenses, rights, claims, security interests, liens or encumbrances.

8.4 Compliance with Laws/Approvals: Each of UPMC and Evolent shall comply in all material respects with all laws and regulations applicable to UPMC or Evolent, as applicable, in performing their respective obligations under this Agreement. To the extent applicable, UPMC shall be responsible for obtaining all necessary permits, licenses, and consents, including governmental approvals, required of UPMC and its contractors in connection with the performance of its obligations under the Agreement and Evolent shall be responsible for obtaining all necessary permits, licenses, and consents, including governmental approvals, required of Evolent and its contractors in connection with the performance of its obligations under the Agreement.

8.5 Limitations of Warranty: EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, UPMC MAKES NO OTHER WARRANTY OR REPRESENTA-TION, ORAL, WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE HEALTHPLANET TECHNOLOGY, AND MODIFICATIONS, ENHANCEMENTS, IMPROVEMENTS AND/OR DERIVATIVE WORKS, INCLUDING WITHOUT LIMITATION, THEIR QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, UNINTER-RUPTED OR ERROR-FREE OPERATION OR OTHERWISE HEREUNDER. The disclaimer of warranties and limitations set forth in this Agreement constitute an essential part of this Agreement.

9. INDEMNIFICATION.

9.1 UPMC’s IP Indemnification: UPMC shall defend, indemnify and hold harmless Evolent and its Affiliates (other than UPMC), customers, and their respective officers, directors, and employees from and against any Losses resulting from a claim that any of the Licensed IP or UPMC Improvements licensed to Evolent from UPMC under this Agreement infringes or misappropriates a third party’s intellectual property rights. UPMC shall also use commercially reasonable efforts to: (a) modify the allegedly infringing Licensed IP or UPMC Improvements to make it non-infringing; (b) procure a license from the third party claiming infringement to permit Evolent to continue to use the Licensed IP or UPMC Improvements; or (c) provide Evolent with functionally equivalent and non-infringing new IP. THIS SECTION 9.1 SETS FORTH UPMC’S SOLE AND EXCLUSIVE LIABILITY, AND EVOLENT’S SOLE AND EXCLUSIVE REMEDY FOR ALLEGATIONS OR CLAIMS OF INFRINGEMENT OF THIRD PARTY RIGHTS OF ANY KIND ASSERTED AGAINST EVOLENT.

9.2 Evolent’s IP Indemnification: Evolent shall defend, indemnify and hold harmless UPMC and its Affiliates, customers, and their respective officers, directors, and employees from and against any Losses resulting from a claim that the Improvements or derivative works licensed-back from Evolent under this Agreement infringes or misappropriates a third party’s intellectual property rights. Evolent shall also use commercially reasonable efforts to: (a) modify the allegedly infringing Improvement or derivative work to make it non-infringing, (b) procure a license from the third party claiming infringement to permit UPMC to continue to use the Improvement or derivative work, or (c) provide UPMC with functionally equivalent and non-infringing new IP. THIS SECTION 9.2 SETS FORTH EVOLENT’S SOLE AND EXCLUSIVE LIABILITY, AND UPMC’S SOLE AND EXCLUSIVE REMEDY FOR ALLEGATIONS OR CLAIMS OF INFRINGEMENT OF THIRD PARTY RIGHTS OF ANY KIND ASSERTED AGAINST UPMC.

9.3 Exclusions from Obligation: Neither UPMC nor Evolent shall be obligated to indemnify the other for infringement or misappropriation claims to the extent such claims arise out of (a) changes, revisions, enhancements, modifications, improvement, code, business method or process contributed to the subject IP made by the Party seeking indemnification; (b) use by Evolent of any of the Licensed IP in a manner other than as contemplated by the Parties under this Agreement; (c) use by UPMC of Evolent Improvements in a manner other than as contemplated by the Parties under this Agreement.

9.4 General Indemnification:

9.4.1 UPMC’s Indemnification. UPMC hereby agrees to indemnify, defend, and hold Evolent and its Affiliates (other than UPMC), and all of their respective directors, officers, members, managers, partners, employees, agents, successors and assigns, harmless from and against any Losses arising from or related to: (a) the material breach of this Agreement, including any or all SOWs, by UPMC or its personnel (including contractors); (b) breach of any of UPMC’s representations, warranties, and covenants in this Agreement; or (c) negligence or willful misconduct by UPMC or its personnel (including contractors).

9.4.2 Evolent’s Indemnification. Evolent hereby agrees to indemnify, defend, and hold UPMC and its Affiliates (other than Evolent), and all of their respective directors, officers, members, managers, partners, employees, agents, successors and assigns, harmless from and against any Losses arising from or related to: (a) the material breach of this Agreement, including any or all SOWs, by Evolent or its personnel (including contractors); (b) breach of any of Evolent’s warranties in this Agreement; or (c) negligence or willful misconduct by Evolent or its personnel (including contractors).

9.5 Indemnification Procedure:

9.5.1 Notice of Claim. Any Party seeking indemnification hereunder (the “Indemnitee”) shall notify the Party liable for such indemnification (each an “Indemnitor”) in writing of any event, omission or occurrence that the Indemnitee has determined has given or could give rise to Losses that are indemnifiable hereunder (such written notice being hereinafter referred to as a “Notice of Claims”). Such Notice of Claims shall be given promptly after the Indemnitee becomes aware of its own claim or that of a third party; provided that the failure of any Indemnitee to give notice as provided in this Section 9.5.1 shall not relieve the Indemnitor of its obligations under this Section 9. A Notice of Claims shall specify in reasonable detail the nature and any particulars of the event, omission, or occurrence giving rise to a right of indemnification. The Indemnitor shall satisfy its obligations hereunder, as the case may be, within thirty (30) days of its receipt of a Notice of Claims; provided, however, that so long as the Indemnitor is in good faith defending a claim pursuant to Section 9.5.2, its obligation to indemnify the Indemnitee with respect thereto shall be suspended.

9.5.2 Process. With respect to any third party claim, demand, suit, action, or proceeding that is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest, or otherwise protect against any such claim, demand, suit, action, or proceeding with legal counsel of its own selection (and reasonably acceptable to the Indemnitee). The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross claims or counterclaims it may have. So long as the Indemnitor is defending in good faith any such third party claim, demand, suit, action or proceeding, the Indemnitee shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. In the event that the Indemnitor fails to timely defend, contest or otherwise protect against any such third party claim, demand, suit, action, or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest, assert cross claims or counterclaims, or otherwise protect against, the same and may make any compromise or settlement thereof and be entitled to all amounts paid as a result of such third party claim, demand, suit, or action or any compromise or settlement thereof. The Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to any such third party claim, demand, suit, action or proceeding without the prior written consent of the Indemnitee, which will not be unreasonably withheld, and provided that no settlement shall require the Indemnitee to admit liability, or perform or become subject to additional obligations thereunder.

10. LIMITS OF LIABILITY. EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS FOR INFRINGEMENT UNDER SECTION 9, OR BREACH BY EITHER PARTY OF THE OTHER PARTY’S CONFIDENTIAL INFORMATION UNDER SECTION 7, NEITHER EVOLENT NOR UPMC SHALL BE LIABLE FOR, NOR WILL THE MEASURE OF DAMAGES INCLUDE, ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR AMOUNTS INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF INCOME, PROFITS, OR SAVINGS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, ARISING OUT OF OR RELATING TO ITS PERFORMANCE UNDER THIS AGREEMENT, UNDER ANY CAUSE OF ACTION EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS FOR INFRINGEMENT UNDER SECTION 9, OR BREACH BY EITHER PARTY OF THE OTHER PARTY’S CONFIDENTIAL INFORMATION UNDER SECTION 7, NEITHER PARTY’S LIABILITY HEREUNDER SHALL EXCEED USD $5,000,000.00.

11. TERMINATION.

11.1 Termination for Cause: Either Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice for material breach by the other Party of such other Party’s obligations hereunder to the extent such other party does not cure such breach to the terminating Party’s reasonable satisfaction prior the expiration of the sixty (60) day period.

For the avoidance of doubt, the licenses granted to Evolent under Sections 3.1, 3.2 and 3.3 are irrevocable and shall survive termination unless termination of the Agreement is based on an uncured or incurable material breach by Evolent of Section 3.5.2. In the event UPMC terminates this Agreement for an uncured or incurable material breach by Evolent of Section 3.5.2, the licenses granted hereunder shall be revoked.

11.2 Survival: The rights and obligations contained in Sections 1, 3.4, 3.5, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 7, 8.5, 10, 11.1, 11.2, and 13 shall survive any termination or expiration of this Agreement.

12. ESCALATION; DISPUTE RESOLUTION. Subject to the terms of Section 12.5, the procedures of this Section 12 will control the resolution of any and all disputes between the Parties including, without limitation, any dispute relating to disputed monies owing or breach of warranty (each, a “Dispute”). The Parties will seek to resolve each Dispute as follows:

12.1 First Level Performance Review: Each Party’s Relationship Manager will meet as often as will reasonably be required by either Party to review the performance of either Party under this Agreement and to resolve the Dispute. If these representatives are unable to resolve the Dispute within ten (10) business days after the initial request for a meeting, then the Parties will submit the Dispute to an executive level performance review as provided in Section 12.2 below.

12.2 Executive Level Performance Review: Face-to-face negotiations will be conducted by a senior executive officer of each Party (or such other executive as a Party may designate). If these representatives are unable to resolve the Dispute within five (5) business days after the Parties have commenced negotiations or ten (10) business days have passed since the initial request for a meeting at this level, then the Parties may jointly engage the services of a third-party mediator.

12.3 Arbitration: If the Parties are unable to resolve the Dispute through the alternative mechanisms described above, the Parties shall submit the Dispute for resolution through binding arbitration, except as otherwise provided in Section 12.5. The Parties agree and consent to such arbitration proceeding taking place in Wilmington, Delaware, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The parties shall be permitted at least six (6) months from the date of the filing of the Arbitration Demand to conduct discovery. The arbitration proceedings shall be conducted by a panel of three (3) impartial arbitrators, with each party selecting one of the impartial arbitrators and those two arbitrators then selecting the third impartial arbitrator, all such selections to be made through the procedures of the American Arbitration Association. At least one (1) arbitrator must be an attorney licensed under the laws of Pennsylvania and at least one arbitrator (may be the same person as the Pennsylvania attorney) must have direct and substantial experience in the industry pertinent to the subject matter of the Dispute. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, in rendering its decision, the arbitrators shall be bound by the laws of the Commonwealth of Pennsylvania (without regard to its conflicts of laws provisions) and by the terms and conditions of this Agreement setting forth the rights and responsibilities of the Parties. The decision of the arbitration panel shall be accompanied by a written opinion setting forth the factual and legal bases for the award. The arbitrators shall issue the such written decision within thirty (30) days of the conclusion of the arbitration hearing. The arbitrators appointed hereunder shall not have the power to award punitive damages. Service of a petition to confirm the arbitration award may be made by United States mail, postage prepaid, or by any regularly conducted commercial express mail service, to the attorney for the Party or, if not so represented, to the Party at the address set forth herein, or to the Party’s last known business address. The prevailing Party in any action related to or arising under this Agreement shall be entitled to reasonable attorneys’ fees and costs.

12.3.1 For any Dispute in which the amount in controversy is at least USD$1,000,000.00, the following additional procedures apply:

(a) a certified court reporter shall transcribe the arbitration hearings. The parties initially split the cost of the reporter, but such costs shall ultimately be awarded to the party prevailing in the arbitration proceeding; and

(b) either party may take an appeal from the final decision by making a written demand within twenty (20) days of the award.

12.3.2 Any such appeal shall be conducted as follows:

(a) such appeals are limited to issues of law (i.e., the original award (i) contains material errors of law such that the original award is not founded on any appropriate legal basis; or (ii) is based on factual findings clearly unsupported by the record; or (iii) the original award is subject to one or more grounds set forth in Section 10 of the Federal Arbitration Act or 42 Pa. C.S.A. §7341 for vacating an award;

(b) the person hearing the appeal shall be a former federal judge mutually agreed to by the parties or selected through the procedures of the American Arbitration Association. The former judge shall act as the appellate arbitrator;

(c) the submissions on appeal are limited to: (i) the record of the arbitration, (ii) a 30-page brief by the appellant, (iii) a 30-page brief by the appellee, and (iv) a 10-page response by the appellant. The appellate arbitrator will set the dates for submission of the briefs. Oral argument may be heard at the discretion of the appellate arbitrator;

(d) the appellate arbitrator shall render a written decision within sixty (60) days of the final submission;

(e) during the pendency of the arbitration appeal, the parties agree to suspend any running of the time to seek enforcement of the original award. The parties also agree to waive any appeal to state or federal courts based on the grounds set forth in Section 10 of the Federal Arbitration Act for vacating an award and 42 Pa. C.S.A. § 7341.

(f) the appellate arbitrator must award costs and attorneys fees to the prevailing party; and

(g) the decision of the appellate arbitrator shall be final.

12.4 Continued Performance: Each Party acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of the other Party. Accordingly, in the event of a Dispute, each Party shall continue to so perform all of its obligations under this Agreement, in good faith during the resolution of such Dispute unless and until: (a) authority to stop doing so is granted or conferred by a court of competent jurisdiction or (b) this Agreement is terminated in accordance with the provisions hereof.

12.5 Equitable Relief: Notwithstanding anything contained in this Agreement to the contrary, the Parties will be entitled to seek injunctive relief, specific performance or other equitable relief whenever the facts or circumstances would permit a Party to seek equitable relief in a court of competent jurisdiction.

13. MISCELLANEOUS PROVISIONS.

13.1 Good Faith and Mutual Agreement: Unless otherwise expressly stated in such provision, if a provision in this Agreement or any SOW calls for the consent of a Party or the mutual agreement of the Parties, the Parties agree that each will act in good faith, will not unreasonably withhold their consent and that deference shall be given to the other Party’s reasonable business requirements, and the requirements of the Parties’ respective regulators and internal controls procedures.

13.2 Independent Contractor: The relationship of UPMC to Evolent shall at all times be that of an independent contractor. Nothing in this Agreement shall be construed to create any partnership, association, joint venture, or employment between the Parties. Each Party shall have the sole and exclusive control over the labor and employee relations policies and policies relating to wages, hours, working conditions, benefits, or other conditions of its personnel and shall be responsible and liable for the acts and omissions of its employees, agents and contractors.

13.3 Assignability: Evolent has entered into this Agreement because of the expertise of UPMC, and UPMC understands that the Services are personal to UPMC, and may not be assigned to any other company, partnership, or individual other than a UPMC Affiliate, without the express written consent of Evolent; provided, however, no consent shall be required if assignment is made in connection with a sale of all or substantially all of UPMC’s assets, in connection with a merger, or a Change of Control. Evolent may assign all, but not less than all, of this Agreement (including all, but not less than all, of the licenses granted pursuant to this Agreement) to any Affiliate of Evolent as part of an internal reorganization or in connection with a sale of substantially all of its assets, in connection with a merger or a Change of Control.

13.4 Governing Law and Jurisdiction: This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to that state or any other state’s conflicts of law rules. Each Party irrevocably consents to the personal jurisdiction of the state and federal courts located in Wilmington, Delaware for any suit or action arising from or related to this Agreement.

13.5 Force Majeure: Neither Party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or any other cause beyond the control of such Party (“Force Majeure”) provided that such Party gives the other Party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its commercially reasonable efforts to cure any such breach.

13.6 Entire Agreement: This Agreement and its exhibits, schedules, and attachments constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior written or oral representations with respect to the subject matter hereof. For the avoidance of doubt, this Agreement restates in its entirety the Original HealthPlaNet License and, upon the execution of this Agreement, the Original HealthPlaNet License is hereby no longer of any force or effect. This Agreement may not be modified, amended, or otherwise changed in any manner except by a written instrument executed by the Party against whom enforcement is sought.

13.7 Cumulative Remedies: Except as expressly provided in this Agreement, (a) remedies for breach are cumulative and may be exercised separately or concurrently, (b) the exercise of one remedy is not an election of that remedy to the exclusion of others, and (c) the provision for any remedy in this Agreement shall not affect remedies otherwise available at law or in equity.

13.8 No Third Party Beneficiaries: The Parties do not intend that this Agreement creates any right or cause of action in or on behalf of any person or entity other than Evolent and UPMC.

13.9 Headings: Section headings have been included in this Agreement merely for convenience of reference. They are not to be considered part of, or to be used in interpreting this Agreement.

13.10 Binding Effect: The covenants and conditions contained herein will apply to and bind the successors, representatives, and permitted assigns of the Parties.

13.11 Expenses: Each Party shall be responsible for its own legal, accounting and other transaction costs relating to the transactions contemplated in this Agreement.

13.12 Notices: All notices required to be given hereunder shall be in writing and given hereunder, as elected by the Party giving notice, as follows: (a) by personal delivery, (b) sent by overnight courier with confirmation of receipt, or (c) dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the Parties as follows.

If to Evolent:	800 North Glebe Road
Suite 500
Arlington, VA 22203
Attention: President

Morgan Lewis & Bockius, LLP
225 Franklin Street
Boston, MA 02110
Attention: Mark B. Stein, Esq.
Fax No.: (617) 341-7701

If to UPMC:	UPMC Insurance Services
Division Two Chatham Center,
Suite 1100 112 Washington Place
Pittsburgh, PA 15219
Attention: Chief Executive Officer
Chief Legal Officer
Fax No: (412) 454-5665
With a copy to:

Cohen & Grigsby, P.C.
625 Liberty Avenue
Pittsburgh, PA 15222-3152
Attention: David J. Kalson, Esq.
Fax: (412) 209-1824

Notice shall be deemed given: (a) on the date of receipt if delivered personally; (b) on the business day following delivery of such notice to the overnight courier; or (c) three (3) business days after deposit in the mail in accordance with the foregoing. Either Party may change the address to which to send notices by notifying the other Party of such change of address in writing in accordance with the foregoing.

13.13 Press Releases: No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by UPMC or Evolent without the prior written consent of both Parties; provided, however, that nothing herein shall prevent a Party from supplying such information or making statements as required by governmental authority or in order for a Party to satisfy its or his legal obligations (prompt notice of which shall in any such case be given to the other Party).

13.14 Use of Trademarks: Except as otherwise provided in this Section 13.14, neither Party shall have the right to use the other Party’s Trademarks for any purpose, except upon the other Party’s prior written consent. To the extent that the use of UPMC’s and/or Evolent’s Trademarks, as applicable, are reasonably necessary for the effective marketing and promotion by Evolent and UPMC of the products and services contemplated under this Agreement and in the related service agreements (including the Reseller), each Party shall grant to the other Party a non-exclusive, royalty-free, non-assignable license, throughout the Term, and in the manner set forth in the respective Service Agreements, to use certain of the other Party’s Trademarks, as applicable, and subject to each Party complying with the other Party’s trademark use guidelines for such Party’s Trademarks and such other trademark license terms and conditions as may be imposed by the licensor and otherwise mutually agreed upon between the parties. For the avoidance of doubt, nothing in this Section 13.14 or Section 13.13 shall be construed to preclude Evolent from making statements or other representations (in any format, including electronic) to its customers and prospective customers in the ordinary course of its business operations (including in connection with its promotional and sales activities as contemplated under the UPMC Reseller Agreement), that Evolent’s products and services are based upon or make use of the Licensed IP provided by UPMC, in a manner consistent with this Agreement and applicable laws.

13.15 Severability: Any terms or provisions of this Agreement that shall prove to be invalid, void or illegal shall in no way affect, impair, or invalidate any other term or provision herein and such remaining terms and provisions shall remain in full force and effect provided that its general purposes are still reasonably capable of being effected. All such terms or provisions which are determined by a court of competent jurisdiction or other dispute resolution proceeding to be invalid, void or illegal shall be construed and limited so as to allow the maximum effect permissible by law.

13.16 Waiver: The waiver by either Party to this Agreement of any one or more defaults, if any, on the part of the other, shall not be construed to operate as a waiver of any other or future defaults under the same or different terms, conditions or covenants contained in this Agreement.

13.17 Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement binding all of the Parties hereto, notwithstanding both of the Parties are not signatory to the original or the same counterpart. Signatures sent by facsimile or electronic transmission shall be deemed to be originals for all purposes of this Agreement.

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

EVOLENT HEALTH, INC.		UPMC

/s/ Frank Williams
By:	Frank Williams	By:
Its:	CEO	Its:

[Signature Page to Amended and Restated HealthPlaNet Technology License Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

EVOLENT HEALTH, INC.	UPMC

/s/ Diane P. Holder
By:	By:	Diane P. Holder
Its:	Its:	President & CEO

[Signature Page to Amended and Restated HealthPlaNet Technology License Agreement]

Exhibit A

Licensed HealthPlaNet Technology

A. HealthPlaNet Software.

The HealthPlaNet software in all formats, including Source Code and object code, and all associated “look and feel”, screen displays, and related documentation in the version in existence as of the Effective Date and as further described below:

Description:

The HealthPlaNet platform enables sharing of key, actionable information between and among hospitals, clinicians, health plan and other health care resources. The application is a collaborative, member-focused integrated health and care management solution that assists health plans to progressively manage and improve their members’ health across the full spectrum of healthy, at-risk, and chronically ill populations. HealthPlaNet employs unique technology with a distributed, multi-tiered, service oriented architecture designed on four key pillars: Performance, Security, Scalability, and Interoperability. This technology allows the Health Plan to support the needs of an interoperable, patient-centric integrated care organization. The application enables the seamless sharing of information with hospitals, practice management and any other heterogeneous health care systems. This emphasis supports the complex needs of new and evolving progressive care models (e.g., Accountable Care models).

HealthPlaNet utilizes a flexible and scalable technology that offers:

¡	Robust, standards-based architecture and technology platform

¡	Interoperability that enables interfaces and connectivity with key internal and external applications, business processes, and transactional systems.

¡	Role-based security and audit capabilities. This allows administrators to define limited access for specific users.

¡	Flexibility to act as a stand-alone care management system or plug into other environments and their core systems (e.g. membership, claims, provider).

Key Functionality – Current State:

–	Quick View of key member measures / information

–	Identification and actionable information for gaps in care

–	Automated letter generation and custom care plans

–	Readmission indicator

–	Interface to secure provider portal

–	Provides alerts, worklists, and assessments to improve efficiencies of care and outreach

–	Robust self service and canned reporting capabilities

HealthPlaNet does not include data analytics capabilities as part of the application but does allow for analytics to be utilized with HealthPlaNet (e.g. separate but connected analytics routines, tables, rules, etc).

B. Analytics Component.

1. UPMC’s ESB, HIT table and identifi software and associated data (in all formats, including Source code and object code, including all enhancements, updates, upgrades and derivative works made by Evolent) (the “Analytics Component”).

–	Provides alerts, worklists, and assessments to improve efficiencies of care and outreach

–	Robust self service and canned reporting capabilities

HealthPlaNET does not include data analytics capabilities as part of the application but does allow for analytics to be utilized with HealthPlaNET (e.g. separate but connected analytics routines, tables, rules, etc).

Exhibit B1

Restricted Companies

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***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B2

Excluded Health Systems in UPMC Territory Hospital

Hospital	Current Address	City	State	Zip

[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
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***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Hospital	Current Address	City	State	Zip

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***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Exhibit C

UPMC Trademarks

IDENTIFI